Exhibit 10.47

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”), is entered into as of June 30, 2004, by and among MONARCH PHARMACEUTICALS, INC., a Tennessee corporation (“Monarch”), PARKEDALE PHARMACEUTICALS, INC., a Michigan corporation (“Parkedale”), KING PHARMACEUTICALS, INC., a Tennessee corporation (“King” and together with Monarch and Parkedale, “Seller”), and SALIX PHARMACEUTICALS, INC., a California corporation (“Salix Sub”), and SALIX PHARMACEUTICALS, LTD., a Delaware corporation (“Salix Parent” and together with Salix Sub, “Seller”).

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”), for the sale and license of certain rights of Seller in the pharmaceutical products known as Anusol-HC® and Proctocort®;

WHEREAS, in connection therewith, Seller wishes to license to Buyer, and Buyer wishes to license from Seller, certain rights in the Licensed Technology (as defined in the Asset Purchase Agreement).

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained in this Agreement and the Asset Purchase Agreement, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

ARTICLE 1

DEFINITIONS AND REFERENCES

1.1.	Defined Terms.

Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given to such terms in the Asset Purchase Agreement.

1.2.	Construction of Certain Terms and Phrases.

Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement; (d) all references herein to “Articles” or “Sections” are to Articles or Sections of this Agreement; (e) the term “or” has, except as otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (f) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

ARTICLE 2

LICENSE GRANT

2.1.	License Grant.

Subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer a non-exclusive, royalty-free, perpetual license, with rights of sublicense as set forth herein, to utilize the Licensed Technology, solely in the manufacture or packaging of the Products. Buyer may not sublicense or otherwise transfer or convey any of the foregoing rights without Seller’s prior written consent, provided that Buyer may sublicense any of the foregoing rights without such consent as reasonably necessary to enable Buyer’s licensees, distributors, or manufacturers with respect to any Product to manufacture and package such Product. Buyer acknowledges and agrees that the license granted in this Section 2.1 is for the sole purpose of enabling Buyer (and its licensees, distributors, and manufacturers with respect to Products) to manufacture or package the Products and Buyer is expressly excluded from using the Licensed Technology for any other purpose.

2.2.	Reservation of Rights.

Buyer acknowledges and agrees that Seller owns, reserves and retains all right, title and interest in and to the Licensed Technology, except for the limited, express license grant set forth herein.

2.3.	Technology Transfer.

Buyer acknowledges and agrees that, except as provided in the Asset Purchase Agreement and Supply Agreement, Seller has no obligation to provide Buyer with any information, data, materials or documentation regarding the Licensed Technology nor to provide any other technical assistance.

2.4.	Disclaimers.

Seller makes no representation under this Agreement as to, and does not warrant hereunder, the accuracy or completeness of the Licensed Technology, nor does Seller warrant hereunder that the use of the Licensed Technology, or any Products manufactured or packaged in accordance with or utilizing such technology, will be free from claims of infringement of the patents, copyrights or other intellectual property rights of any third party. Seller shall not be under any liability arising out of granting the license set forth in Section 2.1 under, in connection with, or as a result of this Agreement, whether on warranty, contract, negligence or otherwise.

ARTICLE 3

COVENANTS

3.1.	Restrictions.

Buyer covenants and agrees that it shall not use, nor permit any permitted assignee or sublicensee to use, any part of the Licensed Technology for any purpose except as set forth in Section 2.1 and Buyer agrees that any use of the Licensed Technology outside of the scope of the license grant set forth in Section 2.1 shall be a breach of this Agreement. Without limiting the foregoing, Buyer covenants and agrees that neither Buyer nor any permitted assignee or sublicensee of Buyer has the right to utilize, and further agrees that Buyer will not utilize, nor permit any permitted assignee or sublicensee to utilize, the Licensed Technology, alone or together with any process except as permitted in Section 2.1.

3.2.	Additional Covenants.

Buyer’s obligations under Section 6.7 (Confidentiality) of the Asset Purchase Agreement are incorporated herein by reference.

ARTICLE 4

PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION

4.1.	Ownership.

Buyer hereby agrees that the Licensed Technology constitutes commercially valuable, proprietary trade secrets and confidential information of Seller. Buyer further agrees that except for the limited license grant set forth in Section 2.1 and such rights as may be explicitly set forth in the Asset Purchase Agreement and Supply Agreement, Buyer shall not assert any right, title or interest in or to the Licensed Technology. Buyer acknowledges that the Licensed Technology (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from the disclosure or use and (ii) are the subject of efforts of Seller that are reasonable under the circumstances to maintain their secrecy.

4.2.	Confidential Information.

(a) In addition to Buyer’s other confidentiality obligations set forth in the Asset Purchase Agreement, Buyer agrees, during the term of this Agreement and thereafter, to (i) maintain the Licensed Technology which is disclosed by Seller to Buyer in any manner and in any form or format or otherwise obtained by Buyer (the “Seller Confidential Information”), in the strictest confidence, (ii) only disclose the Seller Confidential Information to Buyer’s employees who have a need to know such information and who have a legal obligation to maintain the confidentiality of such information and to third parties who have a need to know in connection with the manufacturing or packaging of the Products and who are legally bound to maintain the confidentiality of such information in accordance with a confidentiality agreement which contains confidentiality obligations on such third parties which are at least as protective as the confidentiality obligations on Buyer set forth in this Agreement, and (iii) only use such Seller Confidential Information in accordance with this Agreement. Without limiting the foregoing, Buyer agrees to devote its commercially reasonable efforts, consistent with the practices and procedures under which Buyer protects its own proprietary information and materials of like importance, to protect the Seller Confidential Information against any unauthorized or unlawful use, disclosure, dissemination or copying.

(b) Buyer’s obligations under this Section 4.2 shall not apply to information that Buyer can demonstrably prove (i) is, or later becomes, generally available to the public through no fault of Buyer or its Affiliates, or (ii) is obtained from a third party not under an obligation of confidentiality. If required by order of any government authority, Buyer may disclose to such authority, data, information, or materials pertaining to or involving the Seller Confidential Information to the extent required by such order, provided that Buyer shall first have provided Seller with an opportunity to obtain a protective order to maintain the confidentiality of such data, information or materials.

(c) Buyer’s obligations of confidentiality shall remain in full force and effect until the Seller Confidential Information falls into one of the categories set forth in (b) above.

(d) Buyer acknowledges that in the event of a breach by Buyer of any provisions of this Article 4, Seller will not have an adequate remedy in money or damages. Seller shall therefore be entitled to obtain injunctive relief against any such breach by Buyer in any court of competent jurisdiction without the necessity of posting bond. Seller’s rights hereunder shall not in any way be construed to limit or restrict its right to seek or obtain other damages or relief under this Agreement or under applicable law.

ARTICLE 5

TERMINATION

5.1.	Termination.

Buyer may terminate this Agreement for its convenience upon thirty (30) days prior written notice to Seller. Seller may terminate this Agreement for any material breach by Buyer in the event that Buyer fails to cure such breach within thirty (30) days after receipt of written notice of such breach.

5.2.	Effect of Termination.

Upon termination of this Agreement, all license rights granted herein shall automatically terminate (including any sublicenses granted hereunder), and Buyer and any permitted sublicensees shall immediately cease all use the Licensed Technology.

5.3.	Survival.

The following articles and sections of this Agreement shall survive termination for any reason: Articles 4, 5, 6, 7 and 8.

ARTICLE 6

WARRANTY DISCLAIMER

EXCEPT AS SET FORTH IN THE ASSET PURCHASE AGREEMENT, SELLER MAKES NO WARRANTIES REGARDING THE LICENSED TECHNOLOGY OF ANY KIND, EXPRESS OR IMPLIED, WHETHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR OTHERWISE. EXCEPT AS SET FORTH IN THE ASSET PURCHASE AGREEMENT, SELLER MAKES NO WARRANTY AS TO THE SUITABILITY OF THE LICENSED TECHNOLOGY.

ARTICLE 7

INDEMNIFICATION

In addition to Buyer’s indemnification obligations under the Asset Purchase Agreement, Buyer shall indemnify, defend, and hold Seller harmless from and against any claims and all Damages incurred or suffered by Seller to the extent caused by any material breach by Buyer of any term of this Agreement.

ARTICLE 8

MISCELLANEOUS

8.1.	Notices.

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, prepaid telex, cable, courier, telegram or facsimile and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by telex, cable or telegram shall be deemed to have been given on the date received) in accordance with the notice information set forth in Section 10.1 (Notices) of the Asset Purchase Agreement.

8.2.	Entire Agreement.

This Agreement, the Asset Purchase Agreement, the Supply Agreement, and their Appendices, Exhibits and Schedules constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements or understandings of the parties relating thereto.

8.3.	Waiver; Remedies.

No delay on the part of Seller or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Seller or Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

8.4.	Amendment.

This Agreement may be modified or amended only by written agreement of the parties hereto.

8.5.	No Third-Party Rights.

No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights in or obligations of any Person not a party to this Agreement.

8.6.	Successors and Assigns.

Buyer may not assign any of its rights, duties or obligations hereunder without the prior written consent of Seller, which consent shall not be unreasonably withheld, provided that Buyer may assign this Agreement without such consent to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets or business, its merger, or consolidation with another business entity. Any purported assignment in breach of this Section 8.6 shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment or sublicense of this Agreement or of any rights hereunder shall relieve the assigning or sublicensing party of any of its obligations or liability hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.7.	Governing Law.

This Agreement shall be governed and construed in accordance with the laws of the State of Delaware excluding any choice of law rules which may direct the application of the law of another state.

8.8.	Fees and Expenses.

Regardless of whether or not the transactions contemplated by this Agreement are consummated, except as may be otherwise specified herein, each party shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

8.9.	Further Assurances.

Each party shall execute and deliver such additional instruments and other documents and use all commercially reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated hereby.

8.10.	Interpretation.

The parties hereto acknowledge and agree that: (a) each party and its representatives have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the terms and provisions of this Agreement shall be construed fairly as to each party hereto and not in favor of or against either party regardless of which party was generally responsible for the preparation or drafting of this Agreement; (c) all section titles or captions contained in this Agreement and in any appendix referred to herein or annexed to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; and (d) each Appendix, Exhibit and Schedule hereto is incorporated by reference and made a part of this Agreement.

8.11.	No Joint Venture.

Nothing contained herein shall be deemed to create any joint venture or partnership between the parties hereto, and, except as is expressly set forth herein, neither party shall have any right by virtue of this Agreement to bind the other party in any manner whatsoever.

8.12.	Severability.

If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Agreement remains in effect, the legality, validity and enforceability of the remaining provisions shall not be affected thereby.

8.13.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this License Agreement as of the date first above written.

SELLER:

MONARCH PHARMACEUTICALS, INC.

By:	/s/ Brian A. Markison
Name:	Brian A. Markison
Title:	Acting President and Chief Executive Officer

PARKEDALE PHARMACEUTICALS, INC.

By:	/s/ Brian A. Markison
Name:	Brian A. Markison
Title:	Acting President and Chief Executive Officer

KING PHARMACEUTICALS, INC.

By:	/s/ Brian A. Markison
Name:	Brian A. Markison
Title:	Acting President and Chief Executive Officer

BUYER:

SALIX PHARMACEUTICALS, INC.

By:	/s/ Carolyn J. Logan
Name:	Carolyn J. Logan
Title:	President and Chief Executive Officer

SALIX PHARMACEUTICALS, LTD.

By:	/s/ Carolyn J. Logan
Name:	Carolyn J. Logan
Title:	President and Chief Executive Officer